Exhibit 99.1

Akamai Announces Pricing of Upsized Offering of Convertible Senior Notes

CAMBRIDGE, Mass. – May 14, 2025 – Akamai Technologies, Inc. (NASDAQ: AKAM) (“Akamai”), the cybersecurity and cloud computing company that powers and protects business online, today announced that it has priced its private offering of $1.5 billion in aggregate principal amount of convertible senior notes due 2033. The notes will be sold only to persons reasonably believed to be “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Akamai has granted the initial purchasers of the notes an option to purchase up to an additional $225.0 million in aggregate principal amount of notes on the same terms and conditions. The sale of the notes is expected to close on May 19, 2025, subject to customary closing conditions. The offering was upsized from the previously announced offering of $1.35 billion aggregate principal amount of convertible senior notes.

The notes will be senior unsecured obligations of Akamai and will mature on May 15, 2033, unless earlier converted or repurchased in accordance with their terms. The notes will bear interest at a rate of 0.25% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2025. The notes will be convertible prior to the close of business on the business day immediately preceding January 15, 2033 only under certain circumstances and will be convertible thereafter at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of these circumstances. Upon conversion, Akamai will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of common stock, at Akamai’s election, in respect of the remainder, if any, of Akamai’s conversion obligation in excess of the aggregate principal amount of the notes being converted. The conversion rate will initially be 10.7513 shares of Akamai’s common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $93.01 per share of Akamai’s common stock, subject to adjustments in certain events. The initial conversion price represents a premium of approximately 20% to the $77.51 per share closing price of Akamai’s common stock on May 14, 2025.

Akamai estimates that the net proceeds from this offering will be approximately $1,479.1 million (or approximately $1,701.3 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by Akamai.

Subject to costs and expenses related to the convertible note hedge and warrant transactions and share repurchases described below, Akamai intends to use the remaining net proceeds from the offering to repay approximately $250.0 million in borrowings outstanding under its five-year senior unsecured revolving credit facility and repay at maturity a portion of its $1.15 billion outstanding aggregate principal amount of 0.375% Convertible Senior Notes due 2027, which mature on September 1, 2027, and/or to pay cash amounts due upon any earlier conversion thereof.

Akamai intends to use $239.1 million of the net proceeds from this offering to pay the cost of the convertible note hedge transactions described below (after such cost is partially offset by the proceeds to Akamai from the sale of warrants pursuant to the warrant transactions described below). If the initial purchasers exercise their option to purchase additional notes, Akamai expects to sell additional warrants to one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”) and use a portion of the net proceeds from the sale of such additional notes, together with the proceeds from the additional warrant transactions, to enter into additional convertible note hedge transactions with the Option Counterparties.

Akamai also intends to use approximately $300.0 million of the net proceeds from the offering to repurchase shares of its common stock from purchasers of the notes in the offering in privately-negotiated transactions effected through one or more of the initial purchasers or their affiliates. The purchase price per share in such transactions will equal $77.51, the closing price per share of Akamai’s common stock on May 14, 2025.

Holders may require Akamai to repurchase for cash all or any portion of their notes on May 15, 2031 (the “optional repurchase date”), if the last reported sale price of Akamai’s common stock on the trading day immediately preceding the business day immediately preceding the optional repurchase date is less than the conversion price, at an optional repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the optional repurchase date. In addition, if Akamai undergoes a fundamental change prior to the maturity date of the notes, subject to certain conditions and limited exceptions, holders may require Akamai to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, Akamai entered into convertible note hedge transactions and warrant transactions with the Option Counterparties. The convertible note hedge transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the same number of shares of Akamai’s common stock that will initially underlie the notes, including any notes purchased by the initial purchasers pursuant to their option to purchase additional notes. The convertible note hedge transactions are expected generally to reduce the potential dilution with respect to Akamai’s common stock upon conversion of the notes and/or to offset any cash payments Akamai is required to make in excess of the principal amount of converted notes, as the case may be. The warrants will cover, subject to customary anti-dilution adjustments, the same number of shares of Akamai’s common stock. The warrant transactions could separately have a dilutive effect with respect to Akamai’s common stock to the extent that the market price per share of Akamai’s common stock exceeds the strike price of the warrants, unless Akamai elects, subject to certain conditions, to settle the warrants in cash.

In connection with establishing their initial hedge of the convertible note hedge and warrant transactions, the Option Counterparties and/or their respective affiliates expect to purchase shares of Akamai’s common stock and/or enter into various derivative transactions with respect to Akamai’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Akamai’s common stock or the notes at that time. In addition, the Option Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Akamai’s common stock and/or purchasing or selling Akamai’s common stock or other securities of Akamai in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes or following any repurchase of the notes by Akamai). This activity could also cause or avoid an increase or a decrease in the market price of Akamai’s common stock or the notes, which could affect the ability of holders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the amount and value of the consideration that holders receive upon conversion of the notes.

This press release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Akamai’s common stock, if any, issuable upon conversion of the notes). Any offer of notes was and will be made only by means of a private offering memorandum. The notes and the common stock issuable upon conversion of the notes, if any, have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements with respect to Akamai’s expectations to complete the offering of the notes, its use of proceeds from the offering and the effect of the concurrent stock repurchase and the convertible note hedge and warrant transactions. There can be no assurance that Akamai will be able to complete the notes offering on the anticipated terms, or at all. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, the terms of the notes and the offering, risks and uncertainties related to whether or not Akamai will consummate the offering, the impact of general economic, industry, market or political conditions and other factors that are discussed in Akamai’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.

About Akamai

Akamai is the cybersecurity and cloud computing company that powers and protects business online. Our market-leading security solutions, superior threat intelligence, and global operations team provide defense-in-depth to safeguard enterprise data and applications everywhere. Akamai’s full-stack cloud computing solutions deliver performance and affordability on the world’s most distributed platform. Global enterprises trust Akamai to provide the industry-leading reliability, scale, and expertise they need to grow their business with confidence.

Contacts:

Christine Simeone	Mark Stoutenberg

Media Relations	Investor Relations

Akamai Technologies	Akamai Technologies

AkamaiPR@akamai.com	mstouten@akamai.com